UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	January 26, 2022

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart,	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On February 1, 2022, Patrick Industries, Inc. (the "Company") issued a press release announcing certain financial activity relating to share repurchases for the year ended December 31, 2021 as well as share repurchase activity through January 31, 2022. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On January 26, 2022, the Company's Board authorized an increase in the amount of the Company's common stock that may be acquired over the next 24 months under the current stock repurchase program to $100.0 million, including the $11.0 million remaining under the previous authorization. In 2021, the Company repurchased 612,325 shares at an average price of $79.93 per share for a total cost of $48.9 million. Year-to-date through January 31, 2022, the Company repurchased 166,236 shares at an average price of $69.77 per share for a total cost of $11.6 million.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits
Exhibit 99.1 - Press Release issued February 1, 2022

Exhibit 104 - Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: February 1, 2022	By:	/s/ James E. Rose
James E. Rose
Principal Accounting Officer